EXHIBIT 99.1

               INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 REGARDING AFFINITY'S GOALS, PLANS, PATENTS, FINANCIAL CONDITION AND FUTURE PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO SEVERAL RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE, BUT ARE NOT LIMITED TO:

- DEVELOPMENTS, EVENTS, OR CIRCUMSTANCES THAT RESULT IN THE LOSS OF ALL OR SOME OF THE CLAIMS COVERED BY THE COMPANY'S EXISTING PATENTS;

- ADDITIONAL RE-EXAMINATIONS OF THE COMPANY'S PATENTS BY THE U.S. PATENT AND TRADEMARK OFFICE, OR ADDITIONAL CHALLENGES TO ONE OR MORE OF ITS PATENTS BY THIRD PARTIES, INCLUDING LITIGATION, EITHER OF WHICH COULD CREATE UNCERTAINTY IN THE MARKETPLACE AS TO THE VALIDITY OF ITS PATENTS AND ADVERSELY AFFECT ITS BUSINESS;

- THE COMPANY'S LIMITED EXISTING CAPITAL RESOURCES AND THE POTENTIAL THAT IT MAY BE UNABLE TO RAISE SUFFICIENT CAPITAL TO CONTINUE ITS OPERATIONS; AND,

- OTHER FACTORS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS 2002 ANNUAL REPORT ON FORM 10-K.


UNDUE RELIANCE SHOULD NOT BE PLACED ON ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESENTATION. ALL STATEMENTS IN THIS PRESENTATION ARE MADE AS OF THE DATE HEREOF, AND THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE ANY OF THESE STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO ANNOUNCE THE OCCURRENCE OF UNANTICIPATED EVENTS OR DEVELOPMENTS.




--------------------------------------------------------------------------------
                           MORGAN KEEGAN PRESENTATION

                             JOSEPH A. BOYLE REMARKS
                                FEBRUARY 13, 2003
--------------------------------------------------------------------------------

Good afternoon.

Thank you for your interest and this opportunity to discuss Affinity with you.

I'm Joe Boyle, President and Chief Executive Officer of Affinity Technology Group. For those of you who are familiar with the Company, you probably know we are executing a patent licensing strategy. I will talk about our strategy and how we got here.

Before I begin, I must warn you that certain statements that I will make are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Affinity's goals, plans, patents, financial condition and future performance. These forward-looking statements are subject to several risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ include, but are not limited to:


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-    Developments,  events,  or circumstances  that result in the loss of all or some of the claims covered by our existing patents;

- Additional re-examinations of our patents by the U.S. Patent and Trademark Office, or additional challenges to one or more of our patents by third parties, including litigation, either of which could create uncertainty in the marketplace as to the validity of our patents and adversely affect our business;

- Affinity's limited existing capital resources and the potential that we may be unable to raise sufficient capital to continue our operations; and,

- Other factors set forth in our filings with the Securities and Exchange Commission, including our 2001 annual report on Form 10-K, which I encourage you to read.

You should not place undue reliance on any of the forward-looking statements contained in this presentation. All statements in this presentation are made as of the date hereof, and we do not undertake any obligation to revise any of these statements to reflect events or circumstances after the date hereof or to announce the occurrence of unanticipated events or developments.

During this presentation, I will be as specific in as many areas as possible; however, I am sure you will understand that some of my comments will be, of necessity, general. Also, I want to point out any discussion of patents can get very technical. I will try to keep the "techno jargon" to a minimum, but please understand that I will have to use a lot of technical terms. My objectives are as follows:

- To give you a summary of what we have done over the past several years to position the Company to execute a patent licensing strategy.

-    To provide insights as to why we elected to pursue this strategy.

- To explain some of the key considerations involved in pursuing a patent licensing business.

-    To give you a better understanding of the scope of our patents.

-    To provide a few comments about the market we are pursuing.


First, a few comments on our history:

- We have worked diligently to survive this company and to position it to execute a patent licensing strategy and business model.

- We have exited all our other businesses. This is best evidenced by our employee base. For example, at the end of 1999 we had 77 employees; today we have four.

- We overcame a major validity test of our first patent in the form of a reexamination by the U. S. Patent and Trademark Office, which I will refer to as the PTO. The Reexamination Certificate (or reexamined patent) was formally issued on January 28, 2003. This process took almost four years.

- Affinity's experience is not dissimilar from other e-commerce/dot.com companies. That is, "we built it, but they didn't come."

We believe we are different from other seemingly similar e-commerce companies in that Affinity applied for and received intellectual property rights in the form of patents over the processes, methods, and systems which we believed represented a truly new (and revolutionary) idea. We believe that the market has validated the concept for which we obtained these intellectual property rights and that the concept is widely practiced today and will continue to grow.


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So what is this concept? It is basically the services that incorporate the processes, methods and systems that Affinity designed and built and were first offered through our Automated Loan Machine (ALM). That is, an applicant interacts with a remote interface and initiates the processing of a financial product.

It is important to note that even though the first embodiment of this service was through an ALM, our claims do not limit us to just an ALM. On the contrary, our patents contemplate a much broader range of possible remote interfaces as set forth in the patent specifications, such as personal computers and telephones.

Let me be more specific. To date we have secured three patents covering loans, and in one case, other financial transactions. They are:

     1. No. 5,870,721, "System and Method for Real Time Loan Approval" (the "721" patent)

     2.   No.  5,940,811,   "Closed  Loop  Financial   Transaction   Method  and
          Apparatus" (the "811" patent)

     3. No. 6,105,007, "Automatic Financial Account Processing System" (the "007" patent)

This patent portfolio covers the automated processing and/or establishment of loans, financial accounts and credit accounts. As I just mentioned, we believe they have wide applicability.

To summarize the claims covered by the patents, we believe they cover situations where someone can sit down at a computer terminal, apply for a loan, financial account, or credit account, obtain an approval, and in the case of a loan, have the proceeds issued. We also have claims that involve requesting and effecting funds transfers, requesting credit increases and transferring balances. Please note that this summary is at the highest of levels and is not inclusive of all our claims in our issued and pending patents.

Please also note, this brief summary is not a substitute for the disclosure in the patents. All our patents are available to the general public through the PTO's website, and I strongly encourage you to obtain and read them.

At this point I will focus my comments on the specifics of our patent licensing business model. We have been interested in pursuing a patent licensing business since 1999, when we received our first loan processing patent.

To some extent and as a practical matter, our decision to pursue this model was driven by our capital situation. Unlike the other businesses we have pursued, a viable patent licensing model can be executed at much lower capital levels. This is because patent licensing requires no inventory or tangible product offerings, and the professional resources needed to execute the model can be acquired on a contingent fee basis.

However, that is only part of the reason. The fact is, I also believe that our patent portfolio and position is unique. Some experts believe that only 3 - 5% of all patents have commercial value. I believe that we fall into that 3 - 5% category.

It is rare that someone actually has an insight into the future of how transactions can be executed and actually acts on it. Affinity believed that financial products could be processed with no human intervention and actually proved how it could be done.

Furthermore, the Company filed for patent rights and has continued the patent application process to expand and enhance its claims coverage.

Finally, I believe that the market has validated our original concept and that adoption of the concept will continue to grow. So, on a conceptual level I think that Affinity is unique. That is, a futuristic view was converted to an asset, and the market has adopted the concept on a wide scale. I don't believe that this is a common occurrence.

That is the conceptual basis and rationale for our commitment to a patent licensing model.


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Now, I would like to discuss the practical aspects of our position and why we believe that they also work in our favor and strengthen our position.

First, getting a patent is really not that difficult. Getting a valid patent that has the potential for wide scope of applicability to a significant industry and has withstood an intense validity test is something else altogether. It can never be guaranteed that any patent will ultimately be proven valid; however, our advisors believe that patents which have been subjected to validity challenges and have withstood them are less likely to be invalidated.

 Further, most patents never undergo a reexamination by the PTO. What makes us somewhat different is that we have withstood an intense validity test in the form of the PTO's recently completed reexamination. Other parties may yet challenge this patent, but they will have to find new prior art that has not come to light during a very lengthy process.

I would also point out that during the past several years we have had occasion for a number of patent professionals to review our patents and have yet to have anyone find any significant issue of which we were not already aware and had not considered in our strategy development.

I think it is worthwhile to note that even though our second loan processing patent is also under reexamination, we do not believe that the outcome will be any different. That is because the second loan processing patent is very similar to the first one, and we believe that the issues to overcome are virtually identical. Hence, we expect the same outcome and anticipate we will end the process with not one, but two Reexamination Certificates. Of course, we cannot assure you that we are correct in this regard.

Finally, I think it is important to note that the primary prior art cited in the challenge to our first patent was considered by the PTO during the course of their reexamination - which was the basis of the reexamination - and which was disclosed by the Company to the PTO prior to the issuance of our third patent. Accordingly, this prior art was considered by the PTO prior to issuance of our third patent and is cited in the references thereto. We believe our disclosure and the associated citation will also strengthen this patent.

To summarize this point, every patent is subject to a validity test under certain circumstances. Ours are no different; however, we have been challenged and already withstood an intense and lengthy validity test.

Another practical consideration in evaluating the potential and value of a patent is whether the patent claims can be expanded and enhanced to cover different variations of the original invention through continuation applications. Again, I don't want to get too technical, so I will discuss this at a practical and high level.

Patents are essentially in two parts - the specifications and the claims. The specifications are the first part of a patent. You can think of the specifications as a narrative description of the invention which discusses the concepts and application of the invention.

In the claims, specific interrelated elements and their functions are claimed which sets forth the basis of the patent's coverage or scope. Usually, not everything disclosed in the specifications is initially claimed. Therefore, if the patent application is properly managed, new claims may be legally added if they are disclosed in the specifications.

As a practical matter this allows the patent owner to broaden the scope of the claims or possibly narrow the claims to cover specific applications that infringe the disclosure in the patent. Therefore, hindsight can be very valuable when filing continuation applications.

Even though it is not assured that a continuation application will be approved, the ability to qualify for and file these applications is a significant practical advantage.

All of our patents are continuable, and we have one continuation application pending which can provide a basis for any number of future continuations. We also have ideas about additional claims for which we may file based on the disclosure in our specifications and if financial resources become available. Our goal would be to not only broaden our claims, but also to secure additional patents over time.


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

Another practical advantage we have is the relative ease of evaluating and analyzing infringement. That is, the systems over which we have patent claims are directed at the processing of financial products for consumers through a remote interface. There are a number of embodiments which fall into the scope of a "remote interface;" however, today a personal computer with connectivity to the Internet (i.e., communications network) is the most obvious example.

Since it is common practice for financial services companies to offer products which can be accessed over the Internet, information which is useful to evaluate and analyze infringement is in the public domain. For example, as part of our past analysis we have applied for, been approved and opened accounts online. In most cases, we believe it is obvious that many of the functions covered by our patents are commonly used. We believe that this will prove to be of significant practical benefit to us.

I would now like to discuss the final point concerning why we elected to pursue this business model. Simply stated, it is a validated and proven business model. From my perspective, this is of critical importance.

It goes without saying that much of what we have seen over the past several years clearly suggests that many of the e-commerce business models were not proven - even through the concept stage - prior to the IPO process.

Conversely, the exploitation of intellectual property rights is well known and widely practiced. There are various models that have been proven valid by the market. They are (and these are my characterizations):

     -    The Market Dominance Model

         -This model is used to exclude others from competing when the product or service is protected by intellectual property.

     -    The Defensive or Counter Claim Model

         -This model is used by enterprises that have their own intellectual property portfolio and only assert their rights if challenged by another enterprise that uses their intellectual property rights. This model often results in cross licensing agreements.


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         -    The Patent Licensing Model

         -This is the model we will execute and is generally used by companies that do not want to dominate a market and are not trying to protect themselves from challenges from competitors or license competitors.

All of these models have been validated by the market. The Patent Licensing Model has much historical precedent and there are substantive companies that generate a significant portion of their revenue from patent licensing. There are also a number of examples where very small companies or individuals have executed this model with great success. Jerome Lemelson and more recently, Ronald A. Katz Technology Licensing LLC are prominent examples.

Even though, and for obvious reasons, I will refrain from elaborating on the infringement work we have done, I will now make some general comments about certain market attributes.

First, I would like to point out that we have seen substantive changes and growth in the way online financial services products are processed and delivered over the past several years. We have seen a proliferation in the number of companies and their online capabilities with respect to the level of processing they do in a fully automated manner.

Similarly, we believe that it is the exception and not the rule when financial services companies don't provide at least an online account application. We have seen this growth for numerous product types, including loans, deposit accounts, brokerage accounts, mutual funds and especially credit cards.

I will also point out that there are a number of these companies that advertise and market the capabilities to "apply for instant credit" or "open an account online" when in fact they only take an application online and then process it manually. Often it takes days, if not weeks, to actually receive an approval and open the account.

Obviously, we have noted other companies that have in fact obtained the automated capabilities to fully process, approve and open an account in minutes. Again, we believe that this automated functionality cuts across numerous financial product lines and is likely to continue to grow. In short, it is a much more efficient process. As I previously mentioned, we have observed much growth in this functionality over the past year to two.

To give you some feel for market depth and the efficiencies associated with the online acquisition of financial accounts, I will give you some data we believe is pertinent to just the credit card industry. I will also point out that this data was accumulated from various sources and we have not verified or otherwise performed any procedures to attest to its veracity. That said, such sources indicate:

          - In the area of loan and credit accounts, credit cards lead by far in online originations.

          - It has been estimated that in 2001, credit card balances originated online were as high as 25% of the total.

          - It has been estimated that in 2001, around 10 million people applied for credit cards online.

          - Average credit card account acquisition costs (all channels) is a substantive cost to most companies, and we believe an average cost of around $120 per account is not unusual.

          -    Evidence  suggests  that  online  card  acquisitions   result  in
               substantive cost savings that could range from 40% to 50%.

In summary, we believe the online acquisition of various types of accounts using fully automated processing capabilities has and will continue to grow. Frankly, it is my opinion that growth was stalled by the breakdown of the e-commerce/dot-com bubble and general economic downturn we have heard so much about.

Given the efficiencies associated with fully automating the account acquisition process, common sense would tell us that over time electronic acquisition channels and product delivery capabilities will continue to expand.

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Regarding our patent position, key things to remember and note are as follows:

          -    The  `721   patent  has   withstood   a  rigorous   and   lengthy
               reexamination.

          - It is the base from which the other two patents were obtained and has a filing priority date of August 1993.

          - The `811 and `007 patents are "continuations-in-part" of the `721 patent and have filing dates of October 1994.

          - The `811 patent is very similar to the `721 patent and we expect to obtain a Reexamination Certificate once its reexamination is complete.

          - The `007 patent covers the automated establishment of financial accounts and credit accounts.

          -    All of these patents have a remaining term of about ten years.

          -    We have one continuation application pending.

          -    All our patents qualify for additional continuation applications.

The final area I would like to address concerns the execution model we have selected. That is, we have elected to engage the services of an agent to market, manage and execute our licensing strategy. Hopefully, you have seen our recent press release in which we announced that we had engaged LPS Group to represent us.

LPS is led by Dooyong Lee, who has significant experience and credentials in this area. We have considered several different execution models and agency firms and selected LPS after much consideration. We elected this execution model for a number of reasons, including:

          -    The Company has test  marketed  its  licensing  program on a very
               limited  basis  and  came  to  the  conclusion   that  additional
               resources and expertise would facilitate the process.

          -    LPS will be  compensated  on a  contingency  basis and this model
               will  put  minimal   requirements   on  our  existing   financial
               resources.

          - Patent licensing is a highly specialized business and is best executed by credentialed and experienced professionals.

          - Mr. Lee possesses the experience and resources to build upon the work already performed by the Company and, we believe, to more fully extract maximum value from our intellectual property.

In short, we believe this model is most consistent with our capital resources and will provide the best resources to move the program forward.

Before I conclude, I am sure you are probably curious about pricing models and the time it will take us to see any revenue generation. First, our ultimate goal is to implement a transaction-based pricing model, but we will keep our options open. Regarding time horizons, I can only say that we are working closely with LPS and will execute our strategy in a diligent and prudent manner. As I have mentioned, we have done a great deal of work behind the scenes and are hopeful it will expedite the process. Many factors will influence the timing of revenues, including how quickly potential licensees respond, the possible necessity of initiating litigation in some cases, and whether we prevail in that litigation.

I would like to conclude by providing the following summary:


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          -    We  believe  we have  accomplished  a great  deal  over  the past several years. The Company has met its obligations and fulfilled its commitments.

          - Even though Affinity's ALM and other automated service offerings were not widely embraced by the market, the concepts, ideas and Affinity's original vision have now been validated by the market.

          - We believe we have a unique opportunity to realize value from the concepts invented and brought to market by the Company in the form of its patent portfolio.

          - Over the past several years we have done everything possible to bring the Company to this position. That is, we have repositioned the Company to move forward at minimal expense levels and with a strategy consistent with a thin capital base.

          - Finally, we have identified and retained the services of a licensing agent that we believe has the experience and expertise to move our program forward.

          - As usual, additional capital formation is critical, and one significant remaining objective is to raise additional capital.

Again, I appreciate the opportunity to meet with you. Also, I would be remiss if I didn't say that Morgan Keegan has been very supportive of us over the years, and I deeply appreciate their continued interest and encouragement.

At this point, I will take a few questions.



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